                                                                   EXHIBIT 10.14

                          LOAN MODIFICATION AGREEMENT


BETWEEN: WatchGuard Technologies, Inc., a Delaware corporation ("Borrower"), whose address is 316 Occidental Ave. S., Suite 200, Seattle, WA 98104;

AND:      Silicon Valley Bank ("Silicon"),
          whose address is 3003 Tasman Drive, Santa Clara, California 95054;

DATE:     March 21, 2000


     This Loan Modification Agreement is entered into on the above date by Borrower and Silicon.

     1. Background. Borrower entered into a Loan and Security Agreement with Silicon in August, 1997 (as amended or modified from time to time, the "Loan Agreement"). Capitalized terms used in this Loan Modification Agreement shall, unless otherwise defined in this Agreement, have the meaning given to such terms in the Loan Agreement.

     Silicon and Borrower are entering into this Agreement to state the terms and conditions of certain modifications to the Loan Agreement and the Schedule, as amended prior to the date of this Agreement.

     2.  Modifications to Loan Agreement and Schedule.

          2.1. The Schedule to the Loan Agreement is hereby deleted and replaced by the Amended and Restated Schedule to Loan and Security Agreement attached to this Agreement.

          2.2. Borrower acknowledges and agrees that all Obligations, including without limitation Borrower's obligation to repay amounts advanced by Silicon to Borrower on the terms of the Loan Agreement and Schedule as modified by this Loan Modification Agreement, are secured by all liens and security interests granted by Borrower to Silicon in the Loan Agreement.

     3. Conditions Precedent. This Loan Modification Agreement shall not take effect until Borrower delivers to Silicon a Certified Resolution of Borrower and such other documents as Silicon shall reasonably require to give effect to the terms of this Loan Modification Agreement.

     4. No Other Modifications. Except as expressly modified by this Loan Modification Agreement, the terms of the Loan Agreement, as amended prior to the date of this Loan Modification Agreement, shall remain unchanged and in full force and effect. Silicon's agreement to modify the Loan Agreement pursuant to this Loan Modification Agreement shall not obligate Silicon to make any future modifications to the Loan Agreement or any other loan document. Nothing in this Loan Modification Agreement shall constitute a satisfaction of any indebtedness of any Borrower to Silicon. It is the intention of Silicon and Borrower to retain as liable parties all makers and endorsers of the Loan Agreement or any other loan document. Except as provided in the Amended and Restated Schedule to Loan and Security Agreement attached to this Agreement, no maker, endorser, or guarantor shall be released by virtue of this Loan Modification Agreement. The terms of this paragraph shall apply not only to this Loan Modification Agreement, but also to all subsequent loan modification agreements.

Page 1 - LOAN MODIFICATION AGREEMENT

     5.  Representations and Warranties.

          5.1. The Borrower represents and warrants to Silicon that the execution, delivery and performance of this Agreement are within the Borrower's corporate powers, and have been duly authorized and are not in contravention of law or the terms of the Borrower's articles of incorporation, bylaws or of any undertaking to which the Borrower is a party or by which it is bound.

          5.2. The Borrower understands and agrees that in entering into this Agreement, Silicon is relying upon the Borrower's representations, warranties and agreements as set forth in the Loan Agreement and other loan documents. Borrower hereby reaffirms all representations and warranties in the Loan Agreement, all of which are true as of the date of this Agreement.

                                       Borrower:

                                            WATCHGUARD TECHNOLOGIES, INC.

                                            By: /s/ Michael McConnell
                                                ---------------------
                                            Name:  Michael McConnell
                                                   -----------------
                                            Title: Vice President of Finance
                                                   -------------------------



                                       Silicon:

                                            SILICON VALLEY BANK

                                            By: /s/ Carolyn Grant
                                                -----------------
                                            Name:  Carolyn Grant
                                                   -------------
                                            Title: Vice President
                                                   --------------

Page 2 - LOAN MODIFICATION AGREEMENT

         AMENDED AND RESTATED SCHEDULE TO LOAN AND SECURITY AGREEMENT


Borrower:  WatchGuard Technologies, Inc.

Date:      March 21, 2000


SECURED ACCOUNTS RECEIVABLE LINE OF CREDIT

Credit Limit:  An amount not to exceed the lesser of: (i) $5,000,000 at any one time outstanding; or (ii) the amount of the "Borrowing Base," as defined below. For purposes of this Schedule, the "Borrowing Base" shall mean (i) 80% of the Net Amount of Borrower's eligible domestic accounts receivable, (ii) 50% of the Net Amount of Borrower's eligible foreign accounts receivable, and (iii) 100% of any cash pledged in an account satisfactory to Silicon. With respect to Borrower's accounts, "Net Amount" means the gross amount of the account, minus all applicable sales, use, excise and other similar taxes and minus all discounts, credits and allowances of any nature granted or claimed.

               Without limiting the fact that the determination of which accounts are eligible for borrowing is a matter of Silicon's discretion, the following shall not be deemed eligible for borrowing: accounts in which Silicon does not have a first priority, perfected security interest; accounts outstanding for more than 90 days from the invoice date, accounts subject to any contingencies, accounts owing from an account debtor outside the United States, accounts owing from governmental agencies, accounts owing from one account debtor to the extent they exceed 25% of the total eligible accounts outstanding, accounts owing from an affiliate of the Borrower, and accounts owing from an account debtor to whom the Borrower is or may be liable for goods purchased from such account debtor or otherwise. Accounts owing from About Communications, Data Construction, Wick Hill (operations in France, Germany, and Great Britain), Otsuka Shokai, Unitech, Etek, GG Data, GEC Alstom, Linn, Magenta, Metro Link, Oriel, Performance Networking, Quaternaire, and Softnet shall be eligible as foreign accounts receivable for Borrowing Base purposes, subject to an advance rate of 50%. In addition, if more than 50% of the accounts owing from an account debtor are outstanding more than 90 days from the invoice date or are otherwise not eligible accounts, then all accounts owing from that account debtor shall be deemed ineligible for borrowing.

Interest Rate: The interest rate applicable to this Loan shall be a rate equal to the "Prime Rate" in effect from time to time, plus 0.50% per annum.

               Interest calculations shall be made on the basis of a 360-day year and the actual number of days elapsed. "Prime Rate" means the rate announced from time to time by Silicon as its "prime rate"; it is a base rate upon which other rates charged by Silicon are based, and it is not necessarily the best rate available at Silicon. The

Page 3 - LOAN MODIFICATION AGREEMENT
               interest rate applicable to the Obligations shall change on each date there is a change in the Prime Rate.

Commitment
Fee:           $5,000.

Maturity
Date: February 28, 2001, at which time all unpaid principal and accrued but unpaid interest shall be due and payable.

Letters of
Credit: Subject to the terms of this Agreement, as amended from time to time, Silicon shall issue or cause to be issued under the Credit Limit standby and commercial letters of credit for the account of Borrower in an aggregate face amount not to exceed the Credit Limit. Each such standby letter of credit shall have an expiry date of no later than the Maturity Date. If the Secured Accounts Receivable Line of Credit expires or is terminated prior to the expiry date of any letter of credit issued hereunder, Borrower shall immediately secure the full face amount of any such letter of credit with a pledge of cash collateral. All such letters of credit shall be, in form and substance, acceptable to Silicon in its sole discretion and shall be subject to the terms and conditions of Silicon's form application and letter of credit agreement.

Merchant
Services:      Subject to the terms of this Agreement, as amended from time to time, up to $50,000 of Borrower's availability under the Secured
               Accounts Receivable Line of Credit shall be allocated to contingent liability of Borrower arising under Silicon's Merchant
               Services Program. Such liability is primarily comprised of write-offs and charge-backs arising from credit card transactions.

Prior Names
of Borrower:   See attached Exhibit B

Trade Names
of Borrower:   See attached Exhibit B

Trademarks
of Borrower:   See attached Exhibit B

Other
Locations and
Addresses:     See attached Exhibit B

Material
Adverse
Litigation:    See attached Exhibit B

Financial
Covenants:     The Borrower shall at all times comply with all of the following covenants, all of which shall be determined and measured on a monthly basis in accordance with generally accepted accounting principles, on a consolidated basis with any subsidiary of Borrower, except as otherwise stated below:

Page 4 - LOAN MODIFICATION AGREEMENT

Tangible Net
Worth: Borrower shall at all times maintain a Tangible Net Worth of not less than $15,000,000.

Profitability: Borrower shall not incur a loss (as defined below) in excess of the amount specified below for each rolling three (3) month period. For purposes of this paragraph, "loss" means net income after taxes of less than $0.00, as reported on Borrower's financial statements. "Loss" shall not include expenses relating to the BeadleNet acquisition, however, Borrower's total loss for the quarter ending December 31, 1999, including the BeadleNet acquisition expenses, shall not exceed $8,000,000. The Borrower shall not incur a loss in excess of:

                 Amount                    Period
               ----------     ---------------------------------------
               $4,000,000     December 31, 1999 through June 30, 2000
               $3,000,000     July 31, 2000 through December 31, 2000
               $2,000,000     January 31, 2001 and thereafter

Quick Ratio:   Borrower shall maintain a ratio of Quick Assets (defined below)
               to current liabilities less deferred revenue plus outstandings under any term loans owed to Silicon of not less than 2.00:1.00.

Definitions:   "Quick Assets" means cash on hand or on deposit in banks, readily marketable securities issued by the United States, readily marketable commercial paper rated "A-I" by Standard & Poor's
               Corporation (or a similar rating by a similar rating organization), certificates of deposit and banker's acceptances, and accounts receivable (net of allowance for doubtful accounts).

               "Tangible Net Worth" means stockholders' equity plus debt, if any, that has been subordinated to the Loans in a written subordination agreement on terms satisfactory to Silicon, and accrued interest thereon, less goodwill, patents, capitalized software costs, deferred organizational costs, tradenames, trademarks, and all other assets which would be classified as intangible assets under generally accepted accounting principles.

Other
Covenants:     Borrower shall at all times comply with all of the following additional covenants:

               Deposit Relationship. Borrower and its subsidiaries shall at all times maintain their primary operating account with Silicon.

               Financial Statements and Reports.  The Borrower shall provide
               Silicon: (a) within 30 days after the end of each month, a monthly financial statement (consisting of a income statement and a balance sheet) prepared by the Borrower in accordance with generally accepted accounting principles; (b) within 30 days after the end of each month, an accounts receivable aging report and an accounts payable aging report; (c) within 30 days after the end of each month, a Borrowing

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

               Base Certificate in the form attached to this Agreement as Exhibit A, as Silicon may reasonably modify such Certificate from time to time, signed by the Chief Financial Officer of the Borrower; (d) within 30 days after the end of each month, a Compliance Certificate in such form as Silicon shall reasonably specify, signed by the Chief Financial Officer of the Borrower, setting forth calculations showing compliance (at the end of each such calendar month) with the financial covenants set forth on the Schedule, and certifying that throughout such month the Borrower was in full compliance with all other terms and conditions of this Agreement and the Schedule, and providing such other information as Silicon shall reasonably request; and (e) within 90 days following the end of the Borrower's fiscal year, complete annual CPA-audited financial statements, such audit being conducted by independent certified public accountants reasonably acceptable to Silicon, together with an unqualified opinion of such accountants.

Conditions to
Closing: Without in any way limiting the discretionary nature of advances under this Agreement, before requesting any such advance, the Borrower shall satisfy each of the following conditions:

1. Loan
Documents:     Silicon shall have received this Agreement and the Schedule and such other loan documents as Silicon shall require, each duly executed and delivered by the parties thereto.

2. Documents
Relating to
Authority,
Etc.: Silicon shall have received each of the following in form and substance satisfactory to it:

               (a) Certified Copies of the Articles of Incorporation and Bylaws of the Borrower;

               (b) A Certificate of Good Standing issued by the Secretary of State of the Borrower's state of incorporation and such other states as Silicon may reasonably request with respect to the Borrower;

               (c) A certified copy of a Resolution adopted by the Board of Directors of the Borrower authorizing the execution, delivery and performance of this Agreement, and any other documents or certificates to be executed by the Borrower in connection with this transaction; and

               (d) Incumbency Certificates describing the office and identifying the specimen signatures of the individuals signing all such loan documents on behalf of the Borrower.

Page 6 - LOAN MODIFICATION AGREEMENT

3. Perfection
and Priority
of Security:   Silicon shall have received evidence satisfactory to it that its security interest in the Collateral has been duly perfected and that such security interest is prior to all other liens, charges, security interests, encumbrances and adverse claims in or to the Collateral other than Permitted Liens, which evidence shall include, without limitation, a certificate from the appropriate state agencies showing the due filing and first priority of the UCC Financing Statements to be signed by the Borrower covering the Collateral.

4. Insurance:  Silicon shall have received evidence satisfactory to it that all insurance required by this Agreement is in full force and effect, with loss payee designations and additional insured designations as required by this Agreement.

5. Other
Information:   Silicon shall have received such other statements, opinions, certificates, documents and information with respect to matters contemplated by this Agreement as it may reasonably request, all of which must be acceptable to Silicon.

               Silicon shall have conducted an examination of the Borrower's books, records, ledgers, journals, and registers, as Silicon may deem necessary, and shall be satisfied with the results of such examination in its sole discretion.

     Silicon and the Borrower agree that the terms of this Schedule supplement the Loan and Security Agreement between Silicon and the Borrower and agree to be bound by the terms of this Schedule.

                                            Borrower:

                                            WATCHGUARD TECHNOLOGIES, INC.


                                            By: /s/ Michael McConnell
                                                ---------------------
                                            Title: Vice President of Finance
                                                   -------------------------


                                            Silicon:

                                            SILICON VALLEY BANK


                                            By: /s/ Carolyn Grant
                                                -----------------
                                            Title: Vice President
                                                   --------------

Page 7 - LOAN MODIFICATION AGREEMENT

                                 EXHIBIT A
                                 ---------

                           BORROWING BASE CERTIFICATE


Borrower: Watchguard Technologies, Inc.                  Lender: Silicon Valley Bank
          316 Occidental Avenue South, Suite 300                 3003 Tasman Drive
          Seattle, WA 98104                                      Santa Clara, CA 95054
Commitment Amount: $5,000,000


    ACCOUNTS RECEIVABLE
     (1)  Accounts Receivable Book Value as of _______            $_______
     (2)  Additions (please explain on reverse)                   $_______
     (3)  TOTAL ACCOUNTS RECEIVABLE                               $_______

    ACCOUNTS RECEIVABLE DEDUCTIONS (without duplication)
     (4)  Amounts over 90 days due      $_______
     (5)  Balance of 50% over 90 day accounts      $_______
     (6)  Credit balances      $_______
     (7)  Concentration Limits       $_______
     (8)  Ineligible Foreign Accounts      $_______
     (9)  Governmental Accounts      $_______
    (10)  Contra Accounts      $_______
    (11)  Promotion or Demo Accounts      $_______
    (12)  Intercompany/Employee Accounts       $_______
    (13)  Other (please explain on reverse)      $_______
    (14)  TOTAL ACCOUNTS RECEIVABLE DEDUCTIONS      $_______
    (15)  Eligible Accounts (#3 minus #14)      $_______
    (16)  LOAN VALUE OF ACCOUNTS (80% of #15)      $_______
    (17)  Eligible Foreign Accounts/1/      $_______
    (18)  LOAN VALUE OF ELIGIBLE FOREIGN ACCOUNTS (50% of #17)      $_______
    (19)  Eligible Cash Collateral       $_______
    (20)  LOAN VALUE OF CASH COLLATERAL (100% of #19)      $_______
    (21)  TOTAL LOAN VALUE (#16 plus #18 plus #20)      $_______

    BALANCES
     (1)  Maximum Loan Amount      $_______
     (2)  Total Funds Available [Lesser of #22 or #21]      $_______
     (3)  Present balance owing on Line of Credit      $_______
     (4)  Letters of Credit outstanding/2/      $_______

------------
/1/ Accounts owing from About Communications, Data Construction, Wick Hill (operations in France, Germany, and Great Britain), Otsuka Shokai, Unitech, Etek, GG Data, GEC Alstom, Linn, Magenta, Metro Link, Oriel, Performance Networking, Quaternaire, and Softnet shall be eligible as foreign accounts receivable.

Page 8 - LOAN MODIFICATION AGREEMENT

     (5)  Merchant Services Program/3/      $_______
     (6)  RESERVE POSITION (#23 minus #24, #25 and #26)      $_______



------------
/2/ Maximum of $5,000,000.
/3/ Maximum of $50,000.


Page 9 - LOAN MODIFICATION AGREEMENT

The undersigned represents and warrants that this is true, complete and correct, and that the information in this Borrowing Base Certificate complies with the representations and warranties in the Loan and Security Agreement between the undersigned and Silicon Valley Bank.

COMMENTS:

WATCHGUARD TECHNOLOGIES, INC.


By:
   --------------------------------
Name:
     ------------------------------
Title:
      -----------------------------

                                                         BANK USE ONLY
                                                   Rec'd By:_______________
                                                             Auth. Signer
                                                   Date:___________________
                                                   Verified:_______________
                                                             Auth. Signer
                                                   Date:___________________

Page 10 - LOAN MODIFICATION AGREEMENT